UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5

(Address of principal executive offices, including Zip Code)

(303) 927-2337 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of 364-Day Bridge Loan Agreement and Bridge Loan Subsidiary Guarantee Agreement

As previously disclosed, on April 3, 2012, Molson Coors Brewing Company (the “Company”) entered into a 364-Day Bridge Loan Agreement (the “Bridge Loan Agreement”) by and among the Company, the Lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent. The Bridge Loan Agreement provided for a 364-day bridge loan facility of US$1,900,000,000. In connection with the Bridge Loan Agreement, the Company, Coors Brewing Company (“CBC”), MC Holding Company LLC (“MC Holding”), CBC Holdco LLC (“CBC Holdco”), CBC Holdco 2 LLC (“CBC Holdco 2”), Newco3, Inc. (“Newco”), Molson Coors International LP (“MCI LP”), Coors International Holdco, ULC (“Coors Holdco”), Molson Canada 2005 (“MC 2005”), Molson Coors Capital Finance ULC (“MC Capital Finance”), Molson Coors International General, ULC (“International General”) and Molson Coors Callco ULC (“Callco”) entered into a Subsidiary Guarantee Agreement dated April 3, 2012 (the “Bridge Loan Subsidiary Guarantee Agreement”) pursuant to which CBC, MC Holding, CBC Holdco, CBC Holdco 2, Newco, MCI LP, Coors Holdco, MC 2005, MC Capital Finance, International General and Callco (the “Bridge Loan Guarantors”) agreed to guarantee, jointly and severally, the payment when and as due of the obligations of the Company under the Bridge Loan Agreement, in each case, on the terms and subject to the conditions set forth in the Bridge Loan Subsidiary Guarantee Agreement. On May 3, 2012, after the issuance of the Notes described in the disclosure under Item 2.03 of this Current Report on Form 8-K, the Company terminated the Bridge Loan Agreement and the Company and the Bridge Loan Guarantors terminated the associated Bridge Loan Subsidiary Guarantee Agreement. The Company has not borrowed any amounts under the Bridge Loan Agreement, and no payments will become due as a result of such termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sale of Notes in Aggregate Principal Amount of $1,900,000,000

On May 3, 2012, the Company completed its previously announced offering of (i) $300,000,000 aggregate principal amount of its 2.000% Senior Notes due May 1, 2017 (the “2017 Notes”), (ii) $500,000,000 aggregate principal amount of its 3.500% Senior Notes due May 1, 2022 (the “2022 Notes”) and (iii) $1,100,000,000 aggregate principal amount of its 5.000% Senior Notes due May 1, 2042 (the “2042 Notes” and, collectively with the 2017 Notes and the 2022 Notes, the “Notes”). The Notes are governed by an indenture, dated as of May 3, 2012, among the Company, the Guarantors (as defined below) party thereto and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the First Supplemental Indenture thereto, dated as of May 3, 2012, between the Company, the Guarantors party thereto and the Trustee (as supplemented, the “Indenture”) for the benefit of the holders of each Note. The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement filed on April 26, 2012 on Form S-3, File No. 330-180955. A copy of the press release of the Company announcing the issuance of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes bear interest at the applicable rate per annum listed in the description of each series of Notes above, payable semi-annually in cash in arrears on May 1 and November 1 of each year, beginning on November 1, 2012. The Notes are unsecured and unsubordinated obligations of the Company and rank equally in right of payment with all of the Company’s other unsecured and unsubordinated debt. The Notes are jointly and severally guaranteed on a full and unconditional senior unsecured basis initially by CBC, MC Holding, CBC Holdco, CBC Holdco 2, Newco, MCI LP, Coors Holdco, MC 2005, MC Capital Finance, International General, Callco, Molson Coors Brewing Company (UK) Limited (“MCBC UK”), Molson Coors Holdings Limited (“Holdings Limited”) and Golden Acquisition (“Golden”) and, upon consummation of the Acquisition, Molson Coors Holdco Inc. (all of which are wholly owned directly or indirectly by the Company) (collectively, the “Guarantors”).

The net proceeds from the offering (before expenses) were approximately $1.88 billion. As previously disclosed, the Company intends to use all of the net proceeds of the offering as partial consideration for the purchase by Molson Coors Holdco—2 Inc. (the “Purchaser”) of all of the issued share capital of Starbev Holdings S.à r.l. from Starbev L.P. (the “Seller”) pursuant to the sale and purchase agreement (the “SPA”) entered into by the Company, the Purchaser and the Seller on April 3, 2012 (such acquisition, the “Acquisition”). Prior to the closing of the Acquisition, the Company intends to invest the net proceeds from the offering in U.S. government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments or demand deposit accounts insured by the Federal Deposit Insurance Corporation. The net proceeds from the offering will not be deposited into an escrow account and holders of the Notes will not receive a security interest in any such proceeds.

The Indenture provides, among other things, that the Notes are redeemable in whole or in part at the option of the Company at any time at a redemption price equal to the greater of: (a) 100% of the principal amount of the Notes being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the series of Notes being redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis at the applicable treasury rate plus (i) 20 basis points in the case of the 2017 Notes, (ii) 25 basis points in the case of the 2022 Notes and (iii) 30 basis points in the case of the 2042 Notes, in each case, plus accrued and unpaid interest, if any, to the date of redemption.

If the Company does not complete the Acquisition on or prior to November 2, 2012, or if, prior to such date, the SPA is terminated, the Company will be obligated to redeem all of the Notes at a special mandatory redemption price equal to 101% of the aggregate principal amount of the applicable series of Notes, plus accrued and unpaid interest, if any, to the date of redemption. Upon the occurrence of a change of control triggering event specified in the Indenture, the Company must offer to purchase the Notes at a redemption price equal to 101% of the aggregate principal amount of the applicable series of Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

The terms of the Indenture will, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional secured indebtedness, (ii) enter into certain sale and leaseback transactions and (iii) merge, sell, convey, transfer or lease substantially all of their assets. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 25% in principal amount outstanding of the applicable series of Notes may declare the principal and the accrued and unpaid interest, if any, on all of such series of Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Indenture, dated as of May 3, 2012, among the Company, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, and the First Supplemental Indenture thereto, dated as of May 3, 2012, between the Company, the Guarantors party thereto and the Trustee are filed herewith as Exhibits 4.1 and 4.2, respectively. The foregoing description of the Indenture and the First Supplemental Indenture are qualified in their entirety by reference to the actual agreements. The Forms of the 2017 Notes, the 2022 Notes and the 2042 Notes are filed herewith as Exhibits 4.3, 4.4 and 4.5, respectively.

Additional Subsidiary Guarantors

As of May 3, 2012, MCBC UK, Holdings Limited and Golden were added as additional subsidiary guarantors under each of the (i) Term Loan Agreement, dated as of April 3, 2012, by and among the Company, the Lenders party thereto, and Deutsche Bank AG New York Branch, as Administrative Agent, (ii) Credit Agreement, dated as of April 3, 2012, by and among the Company, MCBC UK, MC 2005, Molson Coors Canada Inc. and MCI LP, the Lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, and Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent, (iii) Credit Agreement, dated as of April 12, 2011, by and among the Company, MCBC UK, MC 2005, Molson Coors Canada Inc. and MCI LP, the Lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and Issuing Bank, Deutsche Bank AG, Canada Branch, as Canadian Administrative Agent, and Bank of Montreal and The Toronto-Dominion Bank as Issuing Bank, (iv) 6 3/8% Notes due 2012 guaranteed by the Company, (v) 5.00% Senior Notes due 2015 guaranteed by the Company, (vi) 2.5% Convertible Notes due 2013 issued by the Company and (vii) 3.95% Series A Notes due 2017.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of May 3, 2012, among the Company, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee

4.2	First Supplemental Indenture, dated as of May 3, 2012, among the Company, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee

4.3	Form of 2.000% Senior Notes due May 1, 2017 (included in Exhibit 4.2)

4.4	Form of 3.500% Senior Notes due May 1, 2022 (included in Exhibit 4.2)

4.5	Form of 5.000% Senior Notes due May 1, 2042 (included in Exhibit 4.2)

5.1	Opinion of Kirkland & Ellis LLP

5.2	Opinion of Faegre Baker Daniels LLP

5.3	Opinion of Cox & Palmer

5.4	Opinion of McCarthy Tétrault LLP

5.5	Opinion of Kirkland & Ellis Hong Kong

99.1	Press Release of Molson Coors Brewing Company, dated May 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012

MOLSON COORS BREWING COMPANY

By:	/s/ Samuel D. Walker
Samuel D. Walker
Global Chief Legal & People Officer

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated as of May 3, 2012, among the Company, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee

4.2	First Supplemental Indenture, dated as of May 3, 2012, among the Company, the Guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee

4.3	Form of 2.000% Senior Notes due May 1, 2017 (included in Exhibit 4.2)

4.4	Form of 3.500% Senior Notes due May 1, 2022 (included in Exhibit 4.2)

4.5	Form of 5.000% Senior Notes due May 1, 2042 (included in Exhibit 4.2)

5.1	Opinion of Kirkland & Ellis LLP

5.2	Opinion of Faegre Baker Daniels LLP

5.3	Opinion of Cox & Palmer

5.4	Opinion of McCarthy Tétrault LLP

5.5	Opinion of Kirkland & Ellis Hong Kong

99.1	Press Release of Molson Coors Brewing Company, dated May 3, 2012

5